Exhibit 99.1

Ichor Holdings, Ltd. Announces Second Quarter 2022 Financial Results

FREMONT, Calif., August 9, 2022–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced second quarter 2022 financial results.

Second quarter 2022 highlights:

•	Record revenues of $330 million, at the upper end of our guidance range and up 12% from Q1;
•	Gross margin of 16.8% on a GAAP basis and 17.0% on a non‑GAAP basis, up 100 bp from Q1; and
•	Earnings per share of $0.74 and $0.98 on a GAAP and non‑GAAP basis, respectively.

“We are pleased to report record revenues and strong operational execution in the second quarter, with financial results at the high end of expectations,” commented Jeff Andreson, chief executive officer. “While we continue to operate in a supply-constrained environment, the availability of certain components and materials has started to improve, which enabled us to execute to the upper level of our forecast. Customer demand remains strong and continues to outpace industry supply, and we are forecasting continued sequential quarterly revenue growth in the forthcoming quarters. As expected, our gross margin bounced back in Q2, with revenue volumes now catching up with the increased labor and manufacturing capacity we’ve put into place in support of unprecedented levels of customer demand. We look forward to continuing to execute on our strategies to outgrow the overall industry and deliver strong operational leverage in what is shaping up to be a record revenue and earnings year for Ichor.”

	Q2 2022	Q1 2022	Q2 2021
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$329,560	$293,146	$282,308
Gross margin	16.8%	15.0%	16.8%
Operating margin	7.5%	3.6%	8.9%
Net income	$21,537	$8,039	$22,865
Diluted EPS	$0.74	$0.28	$0.79

	Q2 2022	Q1 2022	Q2 2021
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	17.0%	16.0%	16.8%
Operating margin	10.0%	8.4%	11.2%
Net income	$28,326	$20,178	$26,307
Diluted EPS	$0.98	$0.70	$0.90

U.S. GAAP Financial Results Overview

For the second quarter of 2022, revenue was $329.6 million, net income was $21.5 million, and net income per diluted share (“diluted EPS”) was $0.74. This compares to revenue of $293.1 million and $282.3 million, net income of $8.0 million and $22.9 million, and diluted EPS of $0.28 and $0.79, for the first quarter of 2022 and second quarter of 2021, respectively.

Non-GAAP Financial Results Overview

For the second quarter of 2022, non-GAAP net income was $28.3 million and non-GAAP diluted EPS was $0.98. This compares to non-GAAP net income of $20.2 million and $26.3 million, and non-GAAP diluted EPS of $0.70 and $0.90, for the first quarter of 2022 and second quarter of 2021, respectively.

Third Quarter 2022 Financial Outlook

For the third quarter of 2022, we expect revenue to be in the range of $320 million to $360 million. We expect GAAP diluted EPS to be in the range of $0.63 to $0.89 and non-GAAP diluted EPS to be in the range of $0.85 to $1.11.

This outlook for non‑GAAP diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual or infrequent items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the second quarter of 2022 with cash and cash equivalents of $46.1 million, an increase of $11.5 million from the prior quarter, and a decrease of $29.4 million from our 2021 fiscal year ending December 31, 2021.

The increase during the second quarter was primarily due to net proceeds from our credit facilities of $13.1 million and cash provided by operating activities of $9.4 million, partially offset by capital expenditures of $11.0 million.

The decrease during the six months ended July 1, 2022 was primarily due to cash used in operating activities of $26.9 million and capital expenditures of $14.4 million, partially offset by net proceeds from our credit facilities of $11.3 million.

Our cash used in operating activities of $26.9 million during the six months ended July 1, 2022 consisted of an increase in our net operating assets and liabilities of $80.4 million, partially offset by net income of $29.6 million and net non-cash charges of $23.9 million, primarily consisting of depreciation and amortization of $18.4 million and share-based compensation expense of $6.4 million.

The increase in our net operating assets and liabilities during the six months ended July 1, 2022, net of acquisitions, was primarily due to an increase in inventories of $54.2 million, an increase in accounts receivable of $15.4 million, and a decrease in accounts payable of $12.5 million. The increase in our inventories is primarily driven by elevated purchasing activity pursuant to strong customer demand and certain supply chain component constraints. The decrease in accounts payable and increase in accounts receivable were primarily due to fluctuations in payment timing to suppliers and from customers, as well as higher revenues in the last few weeks of the second quarter of 2022 compared to the last few weeks of the fourth quarter of 2021.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income, non‑GAAP diluted EPS, and free cash flow. Management uses these non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income, or net income, as applicable, excluding (1) amortization of intangible assets, share-based compensation expense, and non-recurring expenses, including acquisition-related costs and charges, contract settlement losses and facility shutdown costs, to the extent they are present in gross profit, operating income, and net income; and (2) the tax impacts associated with our non-GAAP adjustments, as well as non-recurring discrete tax items. Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.

Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or any unusual or non-recurring items.

Conference Call

We will conduct a conference call to discuss our second quarter 2022 results and business outlook today at 1:30 p.m. PT.

To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://webcast-eqs.com/ichorholdings20220809_en. To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13730731.

After the call, an on-demand replay will be available at the same webcast link.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.

We use a 52- or 53-week fiscal year ending on the last Friday in December. The three months ended July 1, 2022, April 1, 2022, and June 25, 2021 were all 13 weeks. References to the second quarter of 2022, first quarter of 2022, and the second quarter of 2021 relate to the three-month periods then ended. Our fiscal years ended December 30, 2022, and December 31, 2021, are 52 weeks and 53 weeks, respectively. References to 2022 and 2021 relate to the fiscal years then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," “may,” “will,” "projects," "plans," “predicts,” "believes," “could,” "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding financial results for our third fiscal quarter of 2022, statements regarding the impacts of the COVID-19 pandemic, materials or component shortages from suppliers, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) geopolitical, economic and market conditions, including heightened inflation, slower growth or recession, changes to fiscal and monetary policy, higher interest rates, currency fluctuations, challenges in the supply chain and any disruptions in European economies as a result of the conflict in Ukraine, (2) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (3) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (4) negotiating leverage held by our customers, (5) competitiveness and rapid evolution of the industries in which we participate, (6) risks associated with weakness in the global economy and geopolitical instability, (7) keeping pace with developments in the industries we serve and with technological innovation generally, (8) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (9) managing our manufacturing and procurement process effectively, (10) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (11) dependence on a limited number of suppliers, and (12) the impact of the COVID‑19 pandemic, any related or unrelated public health threat or fear of such event on economic activity, us and our customers, suppliers, employees, and other business relations, including, but not limited to, demand for our products, workforce availability, and costs to manufacture our products. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K filed with the SEC on February 28, 2022.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

ir@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	July 1, 2022	December 31, 2021	June 25, 2021
Assets
Current assets:
Cash and cash equivalents	$46,064	$75,495	$141,714
Marketable securities	—	—	104,951
Accounts receivable, net	158,403	142,990	119,108
Inventories	290,327	236,133	166,256
Prepaid expenses and other current assets	5,699	8,153	8,491
Total current assets	500,493	462,771	540,520
Property and equipment, net	91,603	85,204	52,374
Operating lease right-of-use assets	35,649	29,790	9,333
Other noncurrent assets	12,887	9,166	7,036
Deferred tax assets, net	9,247	8,116	5,235
Intangible assets, net	79,923	89,927	33,064
Goodwill	335,902	335,902	174,887
Total assets	$1,065,704	$1,020,876	$822,449
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$147,650	$159,727	$149,844
Accrued liabilities	21,652	19,066	19,820
Other current liabilities	14,162	14,377	14,216
Current portion of long-term debt	7,500	7,500	8,750
Current portion of lease liabilities	7,956	7,633	5,108
Total current liabilities	198,920	208,303	197,738
Long-term debt, less current portion, net	296,736	285,253	157,630
Lease liabilities, less current portion	28,063	22,354	4,497
Deferred tax liabilities, net	38	38	109
Other non-current liabilities	4,623	4,213	3,992
Total liabilities	528,380	520,161	363,966
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 28,735,728; 28,551,160; and 28,326,559 shares outstanding, respectively; 33,173,167; 32,988,599; and 32,763,998 shares issued, respectively)	3	3	3
Additional paid in capital	424,471	417,438	408,626
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)
Accumulated other comprehensive loss		—	(24)
Retained earnings	204,428	174,852	141,456
Total shareholders’ equity	537,324	500,715	458,483
Total liabilities and shareholders’ equity	$1,065,704	$1,020,876	$822,449

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2022	April 1, 2022	June 25, 2021	July 1, 2022	June 25, 2021
Net sales	$329,560	$293,146	$282,308	$622,706	$546,874
Cost of sales	274,099	249,214	234,955	523,313	460,009
Gross profit	55,461	43,932	47,353	99,393	86,865
Operating expenses:
Research and development	4,907	4,851	4,049	9,758	7,564
Selling, general, and administrative	21,103	23,267	14,699	44,370	29,048
Amortization of intangible assets	4,655	5,349	3,390	10,004	6,781
Total operating expenses	30,665	33,467	22,138	64,132	43,393
Operating income	24,796	10,465	25,215	35,261	43,472
Interest expense, net	2,063	1,532	1,591	3,595	3,510
Other expense (income), net	(548)	84	22	(464)	207
Income before income taxes	23,281	8,849	23,602	32,130	39,755
Income tax expense	1,744	810	737	2,554	2,252
Net income	$21,537	$8,039	$22,865	$29,576	$37,503
Net income per share:
Basic	$0.75	$0.28	$0.81	$1.03	$1.33
Diluted	$0.74	$0.28	$0.79	$1.02	$1.30
Shares used to compute net income per share:
Basic	28,665,930	28,592,629	28,180,821	28,629,280	28,092,535
Diluted	29,042,519	29,023,455	29,092,521	28,948,055	28,942,902

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2022	April 1, 2022	June 25, 2021	July 1, 2022	June 25, 2021
Cash flows from operating activities:
Net income	$21,537	$8,039	$22,865	$29,576	$37,503
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,079	9,315	5,807	18,394	11,464
Share-based compensation	3,509	2,897	2,681	6,406	5,096
Deferred income taxes	(1,094)	(37)	577	(1,131)	1,089
Amortization of debt issuance costs	116	117	241	233	483
Gain on sale of asset disposal group	—	—	(504)	—	(504)
Other	—	—	59	—	59
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(4,869)	(10,544)	(10,434)	(15,413)	(18,131)
Inventories	(26,476)	(27,718)	(22,194)	(54,194)	(31,500)
Prepaid expenses and other assets	3,111	(650)	(990)	2,461	(478)
Accounts payable	5,756	(18,209)	11,201	(12,453)	33,302
Accrued liabilities	404	2,182	2,515	2,586	(952)
Other liabilities	(1,690)	(1,670)	1,417	(3,360)	1,458
Net cash provided by (used in) operating activities	9,383	(36,278)	13,241	(26,895)	38,889
Cash flows from investing activities:
Capital expenditures	(10,996)	(3,417)	(9,969)	(14,413)	(15,369)
Purchase of marketable securities	—	—	(105,033)	—	(105,033)
Proceeds from sale of property and equipment	—	—	504	—	504
Net cash used in investing activities	(10,996)	(3,417)	(114,498)	(14,413)	(119,898)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	599	1,368	3,463	1,967	6,117
Employees' taxes paid upon vesting of restricted share units	(563)	(777)	(1,251)	(1,340)	(1,918)
Borrowings on revolving credit facility	25,000	—	—	25,000	—
Repayments on revolving credit facility	(10,000)	—	—	(10,000)	(30,000)
Repayments on term loan	(1,875)	(1,875)	(2,187)	(3,750)	(4,375)
Net cash provided by (used in) financing activities	13,161	(1,284)	25	11,877	(30,176)
Net increase (decrease) in cash	11,548	(40,979)	(101,232)	(29,431)	(111,185)
Cash at beginning of period	34,516	75,495	242,946	75,495	252,899
Cash at end of period	$46,064	$34,516	$141,714	$46,064	$141,714
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$1,900	$1,395	$1,499	$3,295	$3,341
Cash paid during the period for taxes, net of refunds	$1,393	$106	$605	$1,499	$1,272
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$1,306	$2,278	$246	$1,306	$246
Right-of-use assets obtained in exchange for new operating lease liabilities, including those acquired through acquisitions	$3,520	$6,067	$1,345	$9,587	$1,709

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2022	April 1, 2022	June 25, 2021	July 1, 2022	June 25, 2021
U.S. GAAP gross profit	$55,461	$43,932	$47,353	$99,393	$86,865
Non-GAAP adjustments:
Share-based compensation	451	551	298	1,002	604
Facility shutdown costs (1)	—	—	(102)	—	2,297
Fair value adjustment to inventory from acquisitions (2)	—	2,492	—	2,492	211
Other non-recurring expense, net (3)	—	—	—	—	106
Non-GAAP gross profit	$55,912	$46,975	$47,549	$102,887	$90,083
U.S. GAAP gross margin	16.8%	15.0%	16.8%	16.0%	15.9%
Non-GAAP gross margin	17.0%	16.0%	16.8%	16.5%	16.5%

(1)

During the second quarter of 2020, we announced the closure of our manufacturing facility in Union City, California, which we completed in 2021. Included in this amount for the second quarter of 2021 is a gain realized upon the sale of equipment and other fixed assets, partially offset by write-off costs associated with inventories determined during the quarter to be obsolete. Included in this amount for the six months ended June 25, 2021 are write-off costs associated with inventories determined during the period to be obsolete and severance and other shutdown related charges, partially offset by a gain realized upon the sale of equipment and other fixed assets.

(2)

As part of the purchase price allocations of our acquisitions of IMG Companies, LLC (“IMG”) in November 2021 and a precision machining operation in Mexico in December 2020, we recorded acquired-inventories at fair value, resulting in a fair value step-up of $3.9 million and $0.2 million, respectively. These amounts were subsequently released to cost of sales as acquired-inventories were sold.

(3)	Included in this amount for the six months ended June 25, 2021 is primarily a non-recurring settlement charge.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2022	April 1, 2022	June 25, 2021	July 1, 2022	June 25, 2021
U.S. GAAP operating income	$24,796	$10,465	$25,215	$35,261	$43,472
Non-GAAP adjustments:
Amortization of intangible assets	4,655	5,349	3,390	10,004	6,781
Share-based compensation	3,509	2,897	2,681	6,406	5,096
Facility shutdown costs (1)	—	—	172	—	2,682
Settlement loss (2)	—	3,100	—	3,100	—
Fair value adjustment to inventory from acquisitions (3)	—	2,492	—	2,492	211
Acquisition costs (4)	21	275	—	296	—
Other non-recurring expense, net (5)	—	—	110	—	388
Non-GAAP operating income	$32,981	$24,578	$31,568	$57,559	$58,630
U.S. GAAP operating margin	7.5%	3.6%	8.9%	5.7%	7.9%
Non-GAAP operating margin	10.0%	8.4%	11.2%	9.2%	10.7%

(1)	See footnote 1 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(2)

During the first quarter of 2022, we recorded a non-recurring loss accrual of $3.1 million relating to an expected settlement of an employment-related legal matter. We expect the settlement to be finalized and paid within the next 12 months.

(3)	See footnote 2 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(4)	Included in this amount are incremental transaction-related costs incurred in connection with our acquisition of IMG in November 2021.
(5)

Included in this amount for the six months ended June 25, 2021 are primarily (i) non-capitalized costs incurred in connection with our implementation of a new ERP system and a Sarbanes-Oxley compliance program and (ii) a non-recurring settlement charge.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2022	April 1, 2022	June 25, 2021	July 1, 2022	June 25, 2021
U.S. GAAP net income	$21,537	$8,039	$22,865	$29,576	$37,503
Non-GAAP adjustments:
Amortization of intangible assets	4,655	5,349	3,390	10,004	6,781
Share-based compensation	3,509	2,897	2,681	6,406	5,096
Facility shutdown costs (1)	—	—	172	—	2,682
Settlement loss (2)	—	3,100	—	3,100	—
Fair value adjustment to inventory from acquisitions (3)	—	2,492	—	2,492	211
Acquisition costs (4)	21	275	—	296	—
Other non-recurring expense, net (5)	—	—	110	—	388
Tax adjustments related to non-GAAP adjustments (6)	(1,396)	(1,974)	(2,911)	(3,370)	(4,629)
Non-GAAP net income	$28,326	$20,178	$26,307	$48,504	$48,032
U.S. GAAP diluted EPS	$0.74	$0.28	$0.79	$1.02	$1.30
Non-GAAP diluted EPS	$0.98	$0.70	$0.90	$1.68	$1.66
Shares used to compute diluted EPS	29,042,519	29,023,455	29,092,521	28,948,055	28,942,902

(1)	See footnote 1 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(2)	See footnote 2 to the reconciliation of U.S. GAAP operating income to non-GAAP operating income above.
(3)	See footnote 3 to the reconciliation of U.S. GAAP gross profit to non-GAAP gross profit above.
(4)	See footnote 4 to the reconciliation of U.S. GAAP operating income to non-GAAP operating income above.
(5)	See footnote 5 to the reconciliation of U.S. GAAP operating income to non-GAAP operating income above.
(6)

Adjusts U.S. GAAP income tax expense for impact of our non-GAAP adjustments, as defined, including the impacts of excluding share-based compensation, amortization of intangible assets, and other non-recurring expenses. This adjustment also excludes the impact of non-recurring discrete tax items.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Cash Provided by (Used in) Operating Activities to Free Cash Flow

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	July 1, 2022	April 1, 2022	June 25, 2021	July 1, 2022	June 25, 2021
Net cash provided by (used in) operating activities	$9,383	$(36,278)	$13,241	$(26,895)	$38,889
Capital expenditures	(10,996)	(3,417)	(9,969)	(14,413)	(15,369)
Free cash flow	$(1,613)	$(39,695)	$3,272	$(41,308)	$23,520